Exhibit 99.1

FOR IMMEDIATE RELEASE

Newtek Reports 41.7% Increase in Third Quarter 2014 Diluted Earnings Per Share to $0.34

New York, N.Y. - November 14, 2014 - Newtek Business Services Corp. (NASDAQ: NEWT), announced today its financial results for the three and nine months ended September 30, 2014.

As part of the conversion to a business development company (a “BDC”), Newtek Business Services, Inc. (the “Company” or “Newtek”) merged with and into Newtek Business Services Corp. (the “Successor Company”) effective as of November 12, 2014 (the “Effective Date”). The financial results and related disclosures presented herein are for Newtek which ceased its existence as of the Effective Date.

At the Special Meeting of Shareholders held on October 22, 2014, the Company’s shareholders approved a reverse split of the Company’s shares. Following the Special Meeting, the Company’s Board of Directors approved the reverse split ratio of one new share for each five (1:5) of the Company’s current common shares. The reverse stock split was effective as of the close of business on October 22, 2014. All share data has been adjusted to reflect the reverse stock split.

Third Quarter 2014 Consolidated Financial Highlights:

•	Pretax income was $4.5 million; an increase of 132.0% over $2.0 million in the third quarter of 2013.

•	Net income attributable to Newtek Business Services, Inc. was $2.6 million; an increase of 45.3% over $1.8 million in the third quarter of 2013.

•	Diluted earnings per share (“EPS”) were $0.34; an increase of 41.7% over diluted EPS of $0.24 in the third quarter of 2013.

•	Operating revenue was $38.2 million; an increase of 9.8% over $34.8 million in the third quarter of 2013.

•	Adjusted EBITDA was $6.7 million; an increase of 52.3% over $4.4 million in the third quarter of 2013.

•	For the nine months ended September 30, 2014, adjusted* diluted EPS were $0.86; an increase of 26.5% over GAAP diluted EPS of $0.68 for the nine months ended September 30, 2013.

•	For the nine months ended September 30, 2014, GAAP diluted EPS were $0.71; an increase of 4.4% over GAAP diluted EPS of $0.68 for the nine months ended September 30, 2013.

Third Quarter 2014 Operational Highlights:

•	Small business finance segment pretax income was $4.2 million; an increase of 145.6% over $1.7 million in the third quarter of 2013.

•	Small business finance segment revenue was $10.9 million; an increase of 44.5% over $7.6 million in the third quarter of 2013.

•	The Company originated $48.7 million in loans; an increase of 15.1% over $42.3 million in the third quarter of 2013.

•	The Company funded approximately $25.0 million in loans during October 2014; an increase of approximately 47% over $16.9 million in October 2013.

•	Small business finance segment closed an additional $23 million in financing with Capital One, N.A., which increases its existing revolving credit facility to $50 million and the Company’s total financing to $70 million through Capital One, N.A.

•	Newtek Small Business Finance, Inc. maintained its position as the largest non-bank SBA 7(a) lender by dollar volume of approved loans for the 12-month period ended September 30, 2014, according to data published by the U.S. Small Business Administration.

*	GAAP financial results for the nine months ended September 30, 2014 include the impact of a one-time non-cash charge of $1.9 million, which occurred in the second quarter of 2014, related to the extinguishment of the Company’s mezzanine debt with Summit Partners Credit Advisors, L.P. This charge represents the total of remaining deferred financing costs and unamortized debt discount attributable to the early repayment of the Summit debt. The nine-month adjusted results reflect the reversal of the one-time non-cash charge of $1.9 million. The Company believes the use of these adjusted amounts for the nine months ended September 30, 2014 provide a more accurate depiction of the Company’s operating performance and year-over-year comparison with the prior year’s nine-month GAAP results. For a further explanation of these non-GAAP earnings adjustments, see the Reconciliation of GAAP to Adjusted Earnings and the Use of Non-GAAP Financial Measures sections later in this press release.

Cautionary Statement

2014 Guidance information and statements regarding future intentions contained in this press release are based on management’s current expectations. These statements are forward looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the amortization of the 2011 accrued loss on the lease restructure. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

Beginning in the second quarter of 2014, the Company included two new non-GAAP financial measures, Adjusted Pretax Income and Adjusted Diluted EPS, to reflect the Company’s pretax earnings and diluted EPS as adjusted for a non-recurring charge to income related to the refinancing of debt. In the second quarter of 2014, the Company incurred a one-time, non-cash charge to income of $1.9 million which represented the remaining deferred financing costs and debt discount.

The terms Adjusted EBITDA, Adjusted Pretax Income and Adjusted Diluted EPS are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA, Adjusted Pretax Income and Adjusted Diluted EPS have limitations as analytical tools and, when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA, Adjusted Pretax Income and Adjusted Diluted EPS in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA, does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted EBITDA, Adjusted Pretax Income and Adjusted Diluted EPS.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is the Authority for the small- and medium-sized business (SMB) market providing a wide range of business services and financial products under the Newtek® brand. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 business accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: The Newtek Advantage™, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Business Lending, Insurance Services, Web Services, Data Backup, Storage and Retrieval, Accounts Receivable Financing and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

SOURCE: Newtek Business Services Corp.

Investor Relations

Contact: Jayne Cavuoto

Telephone: (212) 273-8179 / jcavuoto@thesba.com

Contact: Brett Maas

Telephone: (646) 536-7331 / brett@haydenir.com

Public Relations

Contact: Simrita Singh

Telephone: (212) 356-9566 / ssingh@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In Thousands, except for Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating revenues
Electronic payment processing	$22,777	$22,176	$67,467	$67,299
Web hosting and design	3,739	4,394	11,840	13,312
Premium income	5,801	4,104	15,930	13,301
Interest income	1,689	1,244	4,818	3,440
Servicing fee income – NSBF portfolio	915	730	2,661	2,007
Servicing fee income – external portfolios	1,711	604	5,248	2,346
Income from tax credits	11	31	39	86
Insurance commissions	471	433	1,272	1,347
Other income	1,052	1,058	3,106	2,791

Total operating revenues	$38,166	$34,774	$112,381	$105,929

Net change in fair value of:
SBA loans	(493)	(426)	(1,640)	(1,574)
Credits in lieu of cash and notes payable in credits in lieu of cash	(2)	—	(2)	26

Total net change in fair value	(495)	(426)	(1,642)	(1,548)

Operating expenses:
Electronic payment processing costs	19,147	18,951	57,084	56,863
Salaries and benefits	6,481	5,690	19,782	18,069
Interest	1,330	1,478	6,555	4,162
Depreciation and amortization	917	831	2,668	2,454
Provision for loan losses	14	57	(52)	384
Other general and administrative costs	5,259	5,388	15,674	15,413

Total operating expenses	33,148	32,395	101,711	97,345

Income before income taxes	4,523	1,953	9,028	7,036
Provision for income taxes	1,934	137	3,694	2,214

Net income	2,589	1,816	5,334	4,822
Net income attributable to non-controlling interests	55	4	95	292

Net income attributable to Newtek Business Services, Inc.	$2,644	$1,820	$5,429	$5,114

Weighted average common shares outstanding - basic	7,463	7,064	7,220	7,055

Weighted average common shares outstanding - diluted	7,699	7,604	7,688	7,569

Earnings per share – basic	$0.35	$0.26	$0.75	$0.72

Earnings per share – diluted	$0.34	$0.24	$0.71	$0.68

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(In Thousands, except for Per Share Data)

	September 30, 2014	December 31, 2013
	Unaudited
ASSETS
Cash and cash equivalents	$4,402	$12,508
Restricted cash	15,465	16,877
Broker receivable	10,727	13,606
SBA loans held for investment, net (includes $9,117 and $10,894, respectively, related to securitization trust VIE; net of allowance for loan losses of $1,029 and $1,811, respectively)	8,944	10,689
SBA loans held for investment, at fair value (includes $76,336 and $74,387, respectively, related to securitization trust VIE)	102,828	78,951
Accounts receivable (net of allowance of $1,307 and $871, respectively)	10,776	11,602
SBA loans held for sale, at fair value	3,426	4,734
Prepaid expenses and other assets, net (includes $1,872 and $2,187, respectively, related to securitization trust VIE)	14,417	18,549
Servicing asset (net of accumulated amortization and allowances of $9,049 and $7,909, respectively)	8,295	6,776
Fixed assets (net of accumulated depreciation and amortization of $11,896 and $10,547, respectively)	3,437	3,741
Intangible assets (net of accumulated amortization of $2,317 and $2,243, respectively)	1,330	1,240
Credits in lieu of cash	2,560	3,641
Goodwill	12,092	12,092
Deferred tax asset, net	4,487	3,606

Total assets	$203,186	$198,612

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$17,670	$14,688
Notes payable	45,590	41,218
Note payable – securitization trust VIE	52,319	60,140
Capital lease obligation	467	642
Deferred revenue	1,347	1,274
Notes payable in credits in lieu of cash	2,560	3,641

Total liabilities	119,953	121,603

Commitments and contingencies

Equity:
Newtek Business Services, Inc. shareholders’ equity:
Preferred shares (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common shares (par value $0.02 per share; authorized 54,000 shares, 7,551 and 7,383 issued, respectively; 7,489 and 7,077 outstanding, respectively, not including 17 shares held in escrow)	151	148
Additional paid-in capital	61,988	61,939
Retained earnings	19,967	14,536

Treasury shares, at cost (62 and 306 shares, respectively)	(410)	(1,279)

Total Newtek Business Services, Inc. shareholders’ equity	81,696	75,344
Non-controlling interests	1,537	1,665

Total equity	83,233	77,009

Total liabilities and equity	$203,186	$198,612

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION FROM PRETAX INCOME

(In Millions)

	For the Quarter Ended September 30,
	2014 Actual	2013 Actual

Net income before income taxes	$4.5	$2.0
Interest expense	1.3	1.5
Depreciation and amortization	0.9	0.8
Stock compensation expense	0.1	0.2
Amortization of 2011 accrued loss on lease restructure	(0.1)	(0.1)

Adjusted EBITDA	$6.7	$4.4

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED PRETAX INCOME AND DILUTED EPS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014

(In Thousands, except for Per Share Data)

	For the three months ended September 30, 2014	For the nine months ended September 30, 2014

Pretax income reconciliation:
GAAP pretax income	$4,523	$9,028
Add: Interest expense charge related to repayment of Summit debt	—	1,905

Adjusted pretax income	$4,523	$10,933

Diluted EPS reconciliation:
Net income attributable to Newtek	$2,644	$5,429
Add: Interest expense charge related to repayment of Summit debt	—	1,905
Deduct: Tax effect of interest expense charge related to repayment of Summit debt	—	(744)

Adjusted net income attributable to Newtek Business Services, Inc.	$2,644	$6,590

Weighted average common shares outstanding – diluted	7,699	7,688

Adjusted EPS – diluted	$0.34	$0.86